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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  DANSKIN, INC.
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             (Exact name of registrant as specified in its charter)



                                  June 5, 1996
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                Date of Report (Date of earliest event reported)



     Delaware                     0-20382                    62-1284179
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  (State or other juris-       (Commission                (I.R.S. Employer
diction of incorporation)      File Number)                Identification No.)



                 111 West 40th Street, New York, New York 10018
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               (Address of principal executive offices) (Zip Code)



                                 (212) 764-4630
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              (Registrant's telephone number, including area code)









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Item 5.  Other Events.

                  On June 5, 1996 the Board of Directors of Danskin, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $.01 par value (each, a "Common Share") of the Company to stockholders of record at the close of business on June 17, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-ten thousandth of a share (a "Unit") of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a Purchase Price of $22.50 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 35% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) the close of business on such date as may be fixed by the Board of Directors, which date shall not be more than 65 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 35% or more of the outstanding Common Shares. For these purposes, the Rights Agreement specifically provides that neither Esmark, Inc. nor any person who presently controls Esmark, Inc. will be deemed a "Beneficial Owner" of or to "to beneficially own" the 990,000 shares of Common Stock owned by Electra Investment Trust PLC and the subject of a proxy held by Esmark, Inc. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after June 17, 1996, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 17, 2006, unless earlier redeemed by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement has occurred.


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                  As soon as practicable after the Distribution Date, Rights
Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of employee stock options or stock appreciation rights or under any other benefit plan for employees or directors or in connection with the exercise of warrants or conversion of convertible securities, only Common Shares issued after June 17, 1996 and prior to the Distribution Date will be issued with Rights.

                  Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one one-ten thousandth of a Preferred Share (a "Preferred Share Fraction"). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which are less than an integral multiple of one Preferred Share (i.e. 10,000 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions.

                  In the event that at any time following the Stock Acquisition Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares remain outstanding, (ii) a Person becomes the beneficial owner of more than 35% of the then outstanding Common Shares other than pursuant to a tender offer that provides fair value to all stockholders,
(iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii) or (iv) of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any

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such event will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $22.50 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph would entitle its holder to purchase $45.00 worth of Common Shares (or other consideration, as noted above) for $22.50. Assuming that the Common Shares had a per share value of $3.75 at such time, the holder of each valid Right would be entitled to purchase 12 Common Shares for $22.50. Alternatively, the Company could permit the holder to surrender each Right in exchange for stock or cash equivalent to 6 Common Shares (with a value of $22.50) without the payment of any consideration other than the surrender of the Right.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in, or that follows a tender offer or exchange offer described in, the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made

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based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

                  At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. That ten day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Under certain circumstances set forth in the Rights Agreement, the decision to redeem will require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

                  The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable under certain circumstances set forth in the Rights Agreement, amendments will require the concurrence of the Continuing Directors.

                  A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K. This summary description of the Rights does

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not purport to be complete and is qualified in its entirety by reference to the
Rights Agreement, which is incorporated herein by reference.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c) Exhibits.

             Exhibit No.                                   Exhibit
             -----------                                 ----------
                 4.1 Rights Agreement, dated as of June 5, 1996, between Danskin, Inc. and First Union National Bank of North Carolina, as Rights Agent, which includes, as Exhibit A thereto, the Resolution of the Board of Directors with respect to Series A Junior Participating Preferred Stock, as Exhibit B thereto, the form of Rights Certificate and as Exhibit C thereto the form of Summary of Rights.

                 99                         Press Release dated June 5, 1996.

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                                                     Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DANSKIN, INC.

                                        (Registrant)



Dated:  June 6, 1996                    By: /s/ Edwin W. Dean
                                            ------------------------------
                                            Edwin W. Dean
                                            Vice Chairman of the Board


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                             STATEMENT OF DIFFERENCES
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               The registered trademark shall be expressed as 'r'


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                     Description                             Page
- ----------                      -----------                             -----
   4.1                          Rights Agreement, dated as of June
                                5, 1996, between Danskin, Inc. and
                                First Union National Bank of North
                                Carolina, as Rights Agent, which
                                includes, as Exhibit A thereto,
                                the Resolution of the Board of
                                Directors with respect to Series A
                                Junior Participating Preferred
                                Stock, as Exhibit B thereto, the
                                form of Rights Certificate and as
                                Exhibit C thereto the form of
                                Summary of Rights.

   99                           Press Release dated June 5, 1996.





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